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                                                                   EXHIBIT 10.3
                                                                   FORM 10-Q


                                 FIRST AMENDMENT
                                     TO THE
                          CITIZENS BANKING CORPORATION
                         STOCK OPTION PLAN FOR DIRECTORS

         Pursuant to Section 5.6 of the Citizens Banking Corporation Stock Option Plan for Directors ("Plan"), and in accordance with authority granted by the Compensation and Benefits Committee of the Board of Directors on May 18, 2000, Citizens Banking Corporation hereby adopts this First Amendment to the Plan.

         1. Section 1.2(c) is amended in its entirety by replacing the language contained therein with the following language:

         (c) For purposes of this Agreement, a "Change in Control" shall mean:

         A. The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (1) the then outstanding shares of common stock of the Corporation (the "Outstanding Corporation Common Stock") or (2) the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the "Outstanding Corporation Voting Securities"); provided, however, that for purposes of this subparagraph A, the following acquisitions shall not constitute a Change in Control: (i) any acquisition directly from the Corporation, (ii) any acquisition by the Corporation, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any corporation controlled by the Corporation, or (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (1), (2) and (3) of subparagraph C of this paragraph 2; or

         B. Individuals who, as of the date hereof, constitute the Board of Directors of the Corporation (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Corporation's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Corporation in which such person is named as a nominee for director, without written objection to such nomination) shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened election contest with respect to the election or removal of directors or other actual or solicitation of proxies or contests by or on behalf of a person other than the Board of Directors of the Corporation; or



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         C. Consummation of a reorganization, merger, share exchange or consolidation or sale of other disposition of all or substantially all of the assets of the Corporation (a "Business Combination"), in each case, unless, following such Business Combination: (1) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 65% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Corporation or all or substantially all of the Corporation's assets either directly or through one ore more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities, as the case may be; (2) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Corporation or such corporation resulting from the Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except that such ownership existed prior to the Business Combination; and (3) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board immediately prior to the time of the execution of the initial agreement, or of the action of the Board of Directors of the Corporation, providing for such Business Combination; or

         D. Approval by the stockholders of the Corporation of a complete liquidation or dissolution of the Corporation.

         2. This First Amendment is effective May 18, 2000.

         IN WITNESS WHEREOF, Citizens Banking Corporation has caused this First Amendment to be executed on May 18, 2000.


WITNESS                             CITIZENS BANKING CORPORATION


-------------------------------     ------------------------------------------
Thomas W. Gallagher                 Robert J. Vitito
Senior Vice President, General      Chairman, President and Chief Executive
   Counsel & Secretary                 Officer